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                                                                    Exhibit 4(d)
                                                                    ------------


                             Samsonite Corporation
                                      ESPP
                          Employee Stock Purchase Plan



An Opportunity To Purchase Samsonite Corporation Common Stock
Through Payroll Deductions
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Through Samsonite Corporation's Employee Stock Purchase Plan (ESPP), you can
participate in Samsonite not only as an employee, but now as a shareholder.

The ESPP enables you to invest in Samsonite Corporation through payroll deductions. In addition, you will save on brokerage fees and other costs related to purchasing shares of Samsonite stock.

Samsonite Corporation has arranged with Smith Barney, Inc. (SB), one of the nation's leading investment firms, to maintain individual employee accounts for those who elect to participate. SB will maintain the accounts and mail a statement following each transaction to every participating employee.

This brochure will attempt to explain all aspects of the ESPP. If you have any additional questions, please ask the SB representative, either by writing to Smith Barney, Inc., ESPP Department, 388 Greenwich Street, 18th Floor, New York, NY. 10013; by faxing SB at 1-212-816-3226; or by calling toll-free 1-800-367-4777 (between 8:30 a.m. and 5:30 p.m. Eastern Standard Time).

Participation by eligible employees is entirely voluntary and Samsonite Corporation will make no recommendations to its employees regarding participation.


Eligibility

All employees working 25 hours or more per week on a regularly scheduled basis who have attained the age of majority as determined by the laws of their State of residence are eligible to participate in the Plan.


Employee's Account With Smith Barney, Inc.
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Method

Smith Barney, Inc. will open and maintain accounts for participants in the Plan, accept contributions and purchase as many whole and fractional shares of Samsonite Corporation Common Stock as possible with the contributions made.
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Samsonite will pay all fees to SB on purchases made for employees through payroll deductions. SB commissions and charges in connection with sales or purchases made other than by payroll deductions will be payable by the employee who places the order. Employees will pay all commissions, fees and charges on the sale of stock they own.


Opening Accounts
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An eligible employee may elect to open an Employee Stock Purchase Plan account by:

1.  Completing the attached authorization for payroll deductions;

2. Executing the attached purchase order, authorizing SB to establish the employee account;

3. Completing the substitute IRS W-9 form at the bottom of the purchase order form, which is needed to certify that you are not subject to backup withholding; and

4.  Forwarding all completed forms to:

                             Samsonite Corporation
                           Human Resources Department
                               Attn: Tom Donahue
                         11200 East Forty-Fifth Avenue
                             Denver, CO 80239-6188


Deduction Authorization
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Payroll deductions will be made each pay period.

The payroll deduction may be revised or terminated at any time by the employee's written request on a new authorization submitted to the Company. Such revision or termination of deductions will become effective, if practicable, during the pay period in which your written request is received, but not later than the following pay period. Interest will not be paid or accrued on deductions.

Amounts deducted pursuant to such authorizations will be commingled with payments from other employees and forwarded at the end of each month to SB. Samsonite Corporation will send to SB a list of the amounts deducted for each employee. SB will maintain the employee accounts by crediting full and/or fractional shares, mailing statements after each transaction and sending annual reports, proxy statements and any other material issued to each stockholder of one or more shares.

Any stock dividends and/or stock splits with respect to shares held in the employee's account will be credited to the account without charge. Cash dividends if and when paid, will be automatically reinvested in additional shares of Samsonite Corporation stock unless the employee notifies SB in writing to remit such dividends in cash. At any time, the employee may
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instruct SB to sell a part or all of the full shares and the fractional interest in shares held in the employee's account. Upon request, SB will mail to the employee a check for the proceeds, less the brokerage commission and any transfer taxes, registration fee or other normal charges which are customarily paid by sellers of shares. The relationship between SB and the employee is the normal relationship of a broker and client. Samsonite Corporation does not assume any responsibility in this respect. There will be no charge to the employees for SB's custody of stock certificates, or in connection with notices, proxies or other such material.


QUESTIONS AND ANSWERS
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What is the purpose of the Plan?

The purpose of the Plan is to give each eligible employee of Samsonite Corporation the opportunity to acquire an ownership interest in Samsonite Corporation.

What are the advantages of the Plan?

The Plan offers each employee an inexpensive and convenient way to purchase Samsonite Corporation common stock. The plan encourages regular, scheduled investing.

Is there a guarantee against loss under this Plan?

No. There is no guarantee against loss due to market fluctuations. The investor, in seeking the benefits of share ownership, must also accept the risks.

Can I change the amount of my payroll deduction?

Yes. You can increase or decrease the amount of your payroll deduction simply by notifying your employer with a written request. All such changes will become effective, if practicable, during the pay period in which your request is received, but not later than the following pay period.

How are the shares purchased?

Shares purchased in your name are allocated at the end of the month following completion of monthly payroll deductions. SB will purchase as many whole shares and fractional shares as the money deducted from your pay will allow.

How much do I pay for the shares?

Stock prices will fluctuate by the minute depending upon the supply and demand of the stock. The price you pay is the average purchase price of all shares purchased at the prevailing market price for all participants for each pay period investment. You do not pay any brokerage fees, transfer fees, or other costs for payroll deduction purchases.
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Are there any transfer restrictions?

Yes. You cannot transfer or pledge your right to receive shares. You may purchase the shares in your name solely or jointly with your spouse or any other person of legal age. If you wish to transfer or pledge your shares, you will need to take delivery of your shares.

Will I automatically receive share certificates when I purchase shares under the Plan?

No. Certificates for shares of common stock purchased under the ESPP will be held by the broker in "street name" (without charge), but can be delivered to you upon written request. There will be a $15 charge for issuance of those certificates. The number of shares credited to your account under the Plan will be shown on your statement of account. This feature protects against loss, theft, or destruction of stock certificates.

Will I have the same rights as any other shareholder of Samsonite Corporation?

Yes. These rights include the right to vote and the right to receive information generally sent to shareholders, such as the annual report and proxy statement.

May I make additional stock purchases directly with Smith Barney, Inc.?

Yes. To make additional purchases of Samsonite Corporation stock in your ESPP account, simply send your check (minimum $100, no third party checks) or money order payable to Smith Barney, Inc. The applicable commission will be deducted from the amount to be invested. Please mail your check to:

                               Smith Barney, Inc.
                        388 Greenwich Street, 18th Floor
                            New York, New York 10013
                             ATTN: ESPP Department

Please write your social security number on your check and mail it with the transaction order form (available in the Human Resources Department).

What must I do to sell my stock?

If you wish for your order to be executed immediately, just call the Smith Barney Automated Stock Access Program (ASAP) at 1-800-367-4777 and indicate your order to sell. Please have you Personal Identification Number (PIN) and your Social Security or Tax ID Number available to access your account. You may be requested to follow-up with a written letter or a transaction order form (available in the Human Resources Department).

If you are not concerned with immediate execution of your order, mail or fax a transaction order form or a written request to:

                               Smith Barney, Inc.
                        388 Greenwich Street, 18th Floor
                            New York, New York 10013
                             ATTN: ESPP Department
                              FAX: (212) 816-3226
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How do I withdraw from the Plan?

Simply notify your employer (Human Resources Dept., Attn. Tom Donahue), with a written request. Your payroll deduction will stop effective, if practicable, during the pay period in which your request is received, but not later than the following pay period.

Can I continue in the Plan after I leave the Company?

No. Because shares purchased under the Plan are based on payroll deductions, your participation in the Plan must be terminated upon your retirement, resignation, death, or other termination of employment. However, you may continue to maintain your account with the broker and make direct purchases if you wish. You will then pay the entire cost of each transaction.

What kind of records do I need to keep for tax purposes?

It is very important to keep all statements that SB sends to you as the information on the statements will verify your actual cost in the shares of stock. When you sell the stock, you will need to know your cost in order to compute the proper amount of gain or loss on the sale.

Can I name a beneficiary for my ESPP account?

No. The balance of your account would be paid directly to your estate. You do, however, have the option to open a joint account with right of survivorship with your spouse or any other person of legal age.


To open an account, just fill out this form and return to:
                             Samsonite Corporation
                           Human Resources Department
                               Attn: Tom Donahue
                          11200 East Forty-Fifth Ave.
                             Denver, CO 80239-6188

Joint Account With Rights of Survivorship
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TO: SMITH BARNEY INC.

In connection with our joint account with rights of survivorship, we confirm that:

1. In all matters pertaining to the account, you may act upon instructions from either of us.

2. If both of us reside in a state other than Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Puerto Rico, upon the death of either of us all securities, funds, and property in the joint account shall be the sole property of the survivor.

3. If either of us resides in the state of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Puerto Rico, upon the death of either of us all securities, funds, and property in the joint account shall be divided, with one half belonging to the survivor and one half belonging to the estate of the deceased.



______________________________                     ____________________________
Employee Signature                                 Date


_______________________________                    ___________________________
Signature of Joint Owner                           Date


Terms and Conditions
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To: SMITH BARNEY, INC.

I hereby affirm that I have attained legal age and I agree that the following terms and conditions shall govern the handling of my account by Smith Barney, Inc. under this purchase order.

1. All provisions of the Constitution, rules and regulations and all customs and usages of the Exchange or marketplace where transactions are executed shall apply.

2. Periodic payments for my account will be made through payroll deductions by my employer and will be commingled with payments simultaneously from other employees and remitted to Smith Barney, Inc. for the purchase of SAMSONITE Common Stock. On the day following the receipt of funds from SAMSONITE, Smith Barney, Inc. shall commence purchasing common stock of SAMSONITE at the prevailing market prices in accordance with Securities and Exchange Commission guidelines. Upon completing the investment, full and fractional shares will be allocated to my account on the basis of the average purchase price per share.

3 Sell orders, as well as purchase orders other an by payroll deductions, may be ordered at
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    any time by direct remittance to Smith Barney, Inc. Such orders will be executed at the opening of the market, or as soon as practicable thereafter, on the business day following receipt of the order. Commissions on such orders will be deducted from the proceeds of sale or from the amounts received for investment. Sell orders entered by phone will be executed immediately.

4. My pro-rata share of stock dividends and stock splits shall be credited to my account. Cash dividends and other proceeds of sale of rights and other distributions received for my account will be reinvested in additional shares of SAMSONITE, unless I notify you to the contrary in writing. In the absence of receiving timely instructions from me with respect to tenders or exchanges, you are authorized to tender or exchange my shares whenever in your opinion it would be in my best interest to do so.

5. Commissions for purchases (not sales) made through payroll deductions and dividend reinvestments will be paid by SAMSONITE. Commissions on purchases other than by payroll deductions and on sales will be charged to me at the discounted plan rates prevailing at Smith Barney, Inc. at the time of the transaction.

6. I have the option to revise my payroll deduction within the specified limits, stop deductions or terminate participation in the plan by notifying my employer in writing. If I terminate my payroll deduction, Smith Barney, Inc. shall continue to maintain the account for a reasonable period of time, unless I elect to close it. I may at any time direct that a certificate for all or part of the full shares held in my account be registered in my name and mailed to me subject to the certificate withdrawal fee. Also, I may deposit in my account any additional shares held by me to expend my dividend reinvestment. I understand that SAMSONITE may withdraw from participation in the plan and Smith Barney, Inc. may cancel the plan at any time upon written notice to me.

7. Copies of annual reports, proxy forms and any other material issued to shareholders will be mailed to me provided the balance in my account is one share or more.

8. Upon notification of the termination of my participation in the Plan, I may direct Smith Barney, Inc. to hold all shares in my account, sell my shares or to register in my name and mail to me a certificate for the total full shares held in my account. Any fractional shares held will be sold and a check for the proceeds with a final statement of the account be forwarded to me.

9. In the event you are advised of my death or legal incapacity, my participation in the Plan will be terminated as to future purchases and any securities and cash shall be held pending receipt of instructions and supporting documents from my legal representative.

                               SMITH BARNEY, INC.
                                  MEMBER SIPC
                 388 GREENWICH STREET/EMSIP DEPT. - 18TH FLOOR
                            NEW YORK, NEW YORK 10013
                                 1-800-367-4777
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I certify under the penalties of perjury (1) that the number above is my correct
Social Security or taxpayer identification number and (2) that I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

__________________________________            __________________________________
Signature                                     Date


Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding.



Payroll Deduction Authorization
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I hereby authorize Samsonite Corporation to deduct the amount specified here below per paycheck for transmittal to Smith Barney, Inc. to purchase Samsonite Corporation Common Stock for my account under the Employee Stock Purchase Plan. I understand that this deduction authorization may be increased or decreased within the program guidelines or terminated by me at any time upon notifying my employer.

Deductions may be authorized per pay period as follows:
I am paid:

Weekly       [_]       Semi-Monthly     [_]
Bi-Weekly    [_]       Monthly          [_]


$______________________________
Deduction Amount Per Pay Period


_______________________________________________________________________
Employee Name (Print or Type)


_______________________________________________________________________
Social Security Number


_______________________________________________________________________
Employee Signature              Date